EXHIBIT 1.2


                     CERTIFICATE OF INCORPORATION
                                 OF
                      STERNE, AGEE & LEACH, INC.

FIRST.  The name of the corporation is STERNE, AGEE & LEACH, INC.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

     (1) Generally to engage in, do and perform any enterprises, act or vocation of a business nature that a natural person might or could legally do or perform.

     (2) To own and improve, occupy, operate, sell, convey, consign, mortgage, lease, or otherwise deal in real estate and any interest therein or deriving therefrom and fully and without limitation to enjoy the ownership and right of possession thereof.

     (3) To acquire the goodwill, rights and property, and to acquire the whole or any part of the assets of any person, firm or corporation; to pay for the same in cash, the stock of this corporation, its bonds or debentures, or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (4) As principal, agent or nominee to acquire by purchase, subscription, contract, or otherwise, and to hold for investment or otherwise, to sell, exchange, mortgage, pledge, or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, mortgages, rights, warrants, evidences of indebtedness, certificates of indebtedness, and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, or other political or governmental divisions or subdivisions, or by any combinations or organizations, whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stocks, bonds, debentures, or its other obligations or securities, subject to the provisions of this certificate, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement, and enhancement in value of any and all such securities or evidences of interest therein, and to lend, subsidize, guaranty., or otherwise secure those issuing, creating, or taking responsibility for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidence of interest therein, as aforesaid, by original subscription, underwriting, loan participation in syndicates, or otherwise, irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for or in advance of call or otherwise, and to underwrite or subscribe for them conditionally or otherwise, with a view either to investment or resale or any other lawful purpose.

     (5) To establish lines of credit with banking houses or others, to borrow money for any of the purposes of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes and other obligations or evidences of indebtedness therefor, without security, or secured by pledge or mortgage of the whole, or any part of its property, real or personal; and to draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants, and all kinds of obligations and certificates of indebtedness, without limit as to amount except as may be provided by statute.

     (6) To have and maintain one or more offices, and to conduct any or all of its operations and business and to promote its objects within or without the State of Delaware, by agent or otherwise, without restriction as to place or amount.

     (7) To do such other things as are incidental, proper or necessary to the operation of the business, or to the carrying out of objects, purposes and powers herein granted, as well as to exercise all those powers expressly conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

     (8) The objects and purposes specified herein shall be construed both as purposes and powers and shall be in nowise be limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall expression of one thing be deemed to exclude another, although it be of like nature not expressed.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty five thousand (155,000) of which stock one hundred fifty thousand (150,000) shares of the par value of Five Dollars

($5.00) each, amounting in the aggregate to Seven Hundred Fifty Thousand Dollars ($750,000) shall be Common Stock-Voting and of which five thousand (5,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Twenty Five Thousand Dollars ($25,000) shall be Common Stock-Non-Voting.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

The Common Stock-Voting shall be evidenced by certificates, if paid for in cash, with the letter "C" prefixed to the certificate number, and if paid for by exchange of property in lieu of cash, to be evidenced by certificates with the letters "EX" prefixed to the certificate number.

The Common Stock-Non-Voting shall be evidenced by certificates with the letters "NV" prefixed to the certificate number.

The certificates evidencing the one hundred thousand (100,000) shares of Common Stock-Voting and the one thousand two hundred fifty (1,250) shares of Common Stock-Non-Voting which will be issued in exchange for a like number of shares of stock of STERNE, AGEE & LEACH, INC., an Alabama corporation, shall bear the same letter prefixed as the certificates exchanged, that is to say, common stock voting shall be exchanged for common stock voting and common stock non-voting will be exchanged for common stock non-voting.

The Common Stock-Voting and the Common Stock Non-Voting shall be of equal rank and shall entitle the holders thereof to the same rights and privileges except the holders of the Common Stock-Non-Voting stock shall have no voting power, all rights to vote and all voting power being vested exclusively in the holders of the Common Stock-Voting stock.

All stock, both Common Stock-Voting and Common Stock-Non-Voting, shall be of the par value of Five ($5.00) Dollars per share and shall be issued only after the corporation receives therefor the full sum of Ten ($10.00) Dollars per share payable in money or in property of equivalent value acceptable to the corporation, or part in money and part in such property at the option of the corporation, provided that after the sale of the first One Hundred Thousand (100,000) shares, additional shares may thereafter be sold at such prices and on such terms as the Board of Directors may from time to time determine. Five ($5.00) Dollars of such price shall be covered into the stated capital account of the corporation and the balance of the sale price into the surplus account.

The rights of the owners of the corporation's stock may be limited, restricted or qualified by the provisions of this Certificate of Incorporation or by the By-Laws of the corporation provided reasonable notice of such limitation, restriction or qualification appears on the certificate evidencing such stock. Specifically, it is provided that the stock of any stockholder (a) who proposes to sell same, (b) who dies, (c) which is made the subject of levy, seizure or other process of involuntary alienation, (d) who has been suspended or expelled by the New York Stock Exchange or the American Stock Exchange or any other securities or commodity exchange of which the corporation is a member or at which it is entitled to trade, (e) who has violated any agreement made by him with this corporation or with the New York Stock Exchange, the American Stock Exchange or any securities or commodity exchange of which the corporation is a member or at which it is entitled to trade, (f) who shall give written notice to the corporation that he desires to sell such stock, or
(g) who shall at any time and for any reason whether voluntary or not, cease to be actively engaged in the business of the corporation, shall be held by the owner thereof subject to an option or right on the part of the corporation to purchase such stock as against all others whomsoever at any time within ninety (90) days after the event giving rise to the right to exercise such option or right to buy such stock at a price equivalent to the book value thereof at (a) the end of the corporation's fiscal year ended last prior to such purchase or (b) its then current book value, whichever is the lesser.

It is provided, however, that in the case of stock which, by operation of the laws of descent and distribution, has become subject to this option or right to purchase on the part of the corporation, the purchase price may be paid by the corporation by issuing to the owner or his order the corporation's six per cent (6%) non-convertible debentures, subordinate to all obligations of the corporation except previously issued debentures and outstanding stock and payable five years after date of issue, bearing interest at six per centum (6%) per annum payable semiannually and protected both as to principal and interest by a sinking fund into which shall be paid annually sums not less than twenty per centum (20%) of the face amount of the original issue of such debentures.

No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

No dividend shall be declared or paid which shall impair the capital of the corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the corporation remaining after such payment or distribution, is at least equal to the aggregate of its debts and liabilities, including capital.

FIFTH. The minimum amount of capital with which the corporation will commence business is Five Thousand Dollars ($5,000).

SIXTH.  The names and places of residence of the incorporators are as follows:

        NAMES                 Residences
A. D. Atwell               Wilmington, Delaware
F. J. Obara, Jr.           Wilmington, Delaware
A. D. Grier                Wilmington, Delaware

SEVENTH.  The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

TENTH. The by-laws of the corporation may be amended, altered, or repealed only by the affirmative vote of holders of a majority of the stock issued and outstanding and entitled to vote.

ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 18th day of September A. D. 1964.


                                        A.D. ATWELL                    (Seal)
                                        ------------------------------

                                        F.J. OBARA, JR.                (Seal)
                                        ------------------------------

                                        A.D. GRIER                     (Seal)
                                        ------------------------------

STATE OF DELAWARE      )
                       )  SS:
COUNTY OF NEW CASTLE   )

BE IT REMEMBERED that on this 18th day of September A. D. 1964, personally came before me, a Notary Public for the State of Delaware A. D. Atwell, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GiVEN under my hand and seal of office the day and year aforesaid.


                                                HOWARD K. WEBB
                                        ------------------------------
                                                Notary Public

                     STATE OF DELAWARE
               OFFICE OF SECRETARY OF STATE

I, ELISHA C. DUKES, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "STERNE, AGEE & LEACH, INC.", as received and filed in this office the eighteenth day of September, A. D. 1964, at 10 o'clock A. M.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this eighteenth day of September in the year of our Lord one thousand nine hundred and sixty-four.

                                       Elisha C. Dukes
                                       Secretary of State

                                       G.F. Downs
                                       Ass't. Secretary of State

                   Received for Record

               September 18th, A. D. 1964.

              Leo J. Dugan, Jr., Recorder.


State of Delaware    :
                     : SS.:
New Castle County    :

Recorded in the Recorder's Office at Wilmington, in Incorporation Record ________________________, Vol. ______ Page _______ &c., the 18th day of
September, A. D. 1964.

Witness my hand and official seal.

                        Leo J. Dugan, Jr.

                            Recorder.

                   CERTIFICATE OF AMENDMENT

              OF CERTIFICATE OF INCORPORATION OF

                 STERNE, AGEE & LEACH, INC.


Sterne, Agee & Leach, Inc., a corporation organized and existing under the

General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

First: That at a meeting of the board of directors of Sterne, Agee & Leach,

Inc., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Sterne, Agee & Leach, Inc. shall be amended by deleting Article Fourth in its entirety and substituting in lieu thereof the following:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty Thousand (250,000) shares of par value of Five Dollars ($5.00) each, amounting in the aggregate to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), all of which shares shall be of one class designated as Common Stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

The Common Stock shall be evidenced by certificates, if paid for in cash, with the letter "C" prefixed to the certificate number, and if paid for by exchange of property in lieu of cash, to be evidenced by certificates with the letters "EX" prefixed to the certificate number.

The rights of the owners of the Corporation's stock may be limited, restricted or qualified by the provisions of this Certificate of Incorporation or by the By-Laws of the Corporation provided reasonable notice of such limitation, restriction or qualification appears on the certificate evidencing such stock. Specifically, it is provided that the stock of any stockholder (a) who proposes to sell same, (b) who dies, (c) which is made the subject of levy, seizure, foreclosure, or other judicial or non-judicial process of involuntary alienation, (d) who has been suspended or expelled by the National Association of Securities Dealers, the New York Stock Exchange or the American Stock Exchange or any other securities or commodity exchange of which the Corporation is a member or at which it is entitled to trade, (e) who has violated any agreement made by him with this Corporation or with the National Association of Securities Dealers, the New York Stock Exchange, the American Stock Exchange or any securities or commodity exchange of which the Corporation is a member or at which it is entitled to trade, (f) who shall give written notice to the Corporation that he desires to sell such stock, or
(g) who shall at any time and for reason whether voluntary or not, cease to be actively engaged in the business of the Corporation, shall be held by the owner thereof subject to an option or right on the part of the Corporation to purchase such stock as against all others whomsoever at any time within ninety
(90) days after the event giving rise to the right to exercise such option or right to buy such stock at a price equivalent to the then current book value thereof.

It is provided, further, that at the sole option of the Corporation, the purchase price may be paid by the Corporation either in cash in a lump sum or by issuing to the owner or his order the Corporation's non-convertible debentures, subordinate to all obligations of the Corporation except previously issued non-convertible subordinated debentures and outstanding stock and payable five years after date of issue, bearing interest payable semiannually at a rate equal to the quoted yield-to-maturity rate of five year U.S. Treasury Notes, with the interest rate adjusted on each anniversary date of the issuance of the debenture to a rate equal to the then quoted yield-to-maturity rate of five year U.S. Treasury Notes, provided that in no event shall the debenture bear interest at a rate of less than five percent (5%) per annum nor greater than eight percent (8%) per annum, and protected both as to principal and interest by a sinking fund into which shall be paid annually sums not less than twenty percent (20%) of the face amount of the original issue of such debentures.

It is further provided that within ninety (90) days following the death of any stockholder who at any time had been actively engaged in the business of the Corporation, such stockholder's executor, administrator or personal representative may, by written demand upon the Corporation, require the Corporation to purchase the stock held by such stockholder at the time of death, at a price equivalent to the then current book value thereof. The purchase price may be paid by the Corporation by issuing to the owner or his order the Corporation's non-convertible debentures, subordinate to all obligations of the Corporation except previously issued non-convertible subordinated debentures and outstanding stock and payable five years after date of issue, bearing interest payable semiannually at a rate equal to the quoted yield-to-maturity rate of five year U.S. Treasury Notes, with the interest rate adjusted on each anniversary date of the issuance of the debenture to a rate equal to the then quoted yield-to-maturity rate of five year U.S. Treasury Notes, provided that in no event shall the debenture bear interest at a rate of less than five percent (5%) per annum nor greater than eight percent (8%) per annum, and protected both as to principal and interest by a sinking fund into which shall be paid annually sums not less than twenty percent (20%) of the face amount of the original issue of such debentures. In no event, however, shall the Corporation be required to purchase shares to the extent that such purchase may impair the capital of the Corporation in violation of Delaware law or rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission. At the option of the Corporation, it may pay the purchase price in cash in a lump sum, if such payment would not impair the capital of the Corporation in violation of Delaware law or rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission.

No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital.

Second: That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation

Law of the state of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation  Law of the state of Delaware.

Fourth: This amendment increases the authorized capital stock of the

Corporation from 155,000 shares having aggregate par value of $775,000.00 to

250,000 shares having aggregate par value of $1,250,000.00.

IN WITNESS WHEREOF, Sterne, Agee & Leach, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 28th day of

October, 1991.

                                     STERNE, AGEE & LEACH, INC.



                                     By    HENRY S. LYNN, JR.
                                        -----------------------------

Attest:

    W. WARREN BELSER, JR.
------------------------------
Secretary

                     CERTIFICATE OF AMENDMENT

                OF CERTIFICATE OF INCORPORATION OF
                    STERNE, AGEE & LEACH, INC.


Sterne, Agee & Leach, Inc., a corporation organized and existing under the

General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

First: That at a meeting of the board of directors of Sterne, Agee & Leach,

Inc. resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company shall be amended by deleting Article Fourth in its entirety and substituting in lieu thereof the following:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Fifty Thousand (350,000) shares of par value of Five Dollars ($5.00) each, amounting in the aggregate to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), all of which shares shall be of one class designated as Common Stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

The Common Stock shall be evidenced by certificates, if paid for in cash, with the letter "C" prefixed to the certificate number, and if paid for by exchange of property in lieu of cash, to be evidenced by certificates with the letters "EX" prefixed to the certificate number.

The rights of the owners of the Corporation's stock may be limited, restricted or qualified by the provisions of this Certificate of Incorporation or by the By-Laws of the Corporation provided reasonable notice of such limitation, restriction or qualification appears on the certificate evidencing such stock. Specifically, it is provided that the stock of any stockholder (a) who dies,
(b) which is made the subject of levy, seizure, foreclosure, or other judicial or non-judicial process of involuntary alienation, (c) who has been suspended or expelled by the National Association of Securities Dealers, the New York Stock Exchange or the American Stock Exchange or any other securities or commodity exchange of which the Corporation is a member or at which it is entitled to trade, (d) who has violated any agreement made by him with this Corporation or with the National Association of Securities Dealers, the New York Stock Exchange, the American Stock Exchange or any securities or commodity exchange of which the Corporation is a member or at which it is entitled to trade, (e) who shall at any time and for reason whether voluntary or not, cease to be actively engaged in the business of the Corporation, or
(f) who intends to convey such stock to any transferee, whether by way of gift or sale, shall be held by the owner thereof subject to an option or right on the part of the Corporation to purchase such stock as against all others whomsoever at any time within ninety (90) days after actual notice to the Corporation of the event giving rise to the right to exercise such option or right to buy such stock at a price equivalent to the then current book value thereof. Notwithstanding any other provision of this Article Fourth, no voluntary or involuntary conveyance of the Corporation's stock may be made free of the Corporation's option or right to purchase such stock, unless the Corporation has been given written notice of the proposed transfer and either
(i) ninety (90) days have elapsed from the date of the Corporation's receipt of notice and the Corporation has not exercised its option or right to purchase such stock, or (ii) the Corporation has validly relinquished its option or right to purchase such stock.

It is provided, further, that at the sole option of the Corporation, the purchase price may be paid by the corporation either in cash in a lump sum or by issuing to the owner or his order the Corporation's non-convertible debentures, subordinate to all obligations of the Corporation except previously issued non-convertible subordinated debentures and outstanding stock and payable five years after date of issue, bearing interest payable semiannually at a rate equal to the quoted yield-to-maturity rate of five year U.S. Treasury Notes, with the interest rate adjusted on each anniversary date of the issuance of the debenture to a rate equal to the then quoted yield-to-maturity rate of five year U.S. Treasury Notes, provided that in no event shall the debenture bear interest at a rate of less than five percent (5%) per annum nor greater than eight percent (8%) per annum, and protected both as to principal and interest by a sinking fund into which shall be paid annually sums not less than twenty percent (20%) of the face amount of the original issue of such debentures.

It is further provided that within ninety (90) days following the death of any stockholder who at any time had been actively engaged in the business of the Corporation, such stockholder's executor, administrator or personal representative may, by written demand upon the Corporation, require the Corporation to purchase the stock held by such stockholder at the time of death, at a price equivalent to the then current book value thereof. The purchase price may be paid by the Corporation by issuing to the owner or his order the Corporation's non-convertible debentures, subordinate to all obligations of the Corporation except previously issued non-convertible subordinated debentures and outstanding stock and payable five years after date of issue, bearing interest payable semiannually at a rate equal to the quoted yield-to-maturity rate of five year U.S. Treasury Notes, with the interest rate adjusted on each anniversary date of the issuance of the debenture to a rate equal to the then quoted yield-to-maturity rate of five year U.S. Treasury Notes, provided that in no event shall the debenture bear interest at a rate of less than five percent (5%) per annum nor greater than eight percent (8%) per annum, and protected both as to principal and interest by a sinking fund into which shall be paid annually sums not less than twenty percent (20%) of the face amount of the original issue of such debentures. In no event, however, shall the Corporation be required to purchase shares to the extent that such purchase may impair the capital of the Corporation in violation of Delaware law or rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission. At the option of the Corporation, it may pay the purchase price in cash in a lump sum, if such payment would not impair the capital of the Corporation in violation of Delaware law or rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission.

No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution, is at least equal to the aggregate of its debts and liabilities including capital.

Second: That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation

Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

Fourth: This amendment increases the authorized capital stock of the

Corporation from 250,000 shares having aggregate par value of $1,250,000.00 to

350,000 shares having aggregate par value of $1,750,000.00.

IN WITNESS WHEREOF, Sterne, Agee & Leach, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 24th day of

November, 1993.

                                 STERNE, AGEE & LEACH, INC.



                                 By     JAMES S. HOLBROOK, JR.
                                    -------------------------------------
                                    James S. Holbrook, Jr.
                                    President and Chief Executive Officer


Attest:


     S. ASHTON STUCKEY
--------------------------------
Secretary